Exhibit (a)(i)(E)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               VIRBAC CORPORATION

                                       AT

                               $5.25 NET PER SHARE

                                       BY

                            LABOGROUP HOLDING, INC.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                   VIRBAC S.A.

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            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
          NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 15, 2006, UNLESS THE
                               OFFER IS EXTENDED
--------------------------------------------------------------------------------

                                                                 August 18, 2006

To our clients:

         Enclosed for your consideration are an Offer to Purchase dated August 18, 2006 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Labogroup Holding, Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Virbac S.A., a corporation (SOCIETE ANONYME) organized under the laws of France ("Virbac S.A."), to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Virbac Corporation, a Delaware corporation ("Virbac Corp."), other than those Shares already owned by Purchaser, Virbac S.A. and their subsidiaries, at a price of $5.25 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

         WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

         Your attention is invited to the following:

                  1. The tender price is $5.25 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest,

                  2. The Offer is being made for all outstanding Shares.

                  3. A special committee composed of independent directors of the Board of Directors of Virbac Corp. has unanimously determined that the Offer is advisable, fair to and in the best interests of the stockholders of Virbac Corp. who are unaffiliated with Virbac S.A. and its subsidiaries and has unanimously recommended that such unaffiliated stockholders tender their Shares pursuant to the Offer.

                  4. The Offer and withdrawal rights will expire at Midnight, New York City time, on Friday, September 15, 2006, unless the Offer is extended.

                  5. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer such number of Shares, which, together with the Shares owned by Purchaser, Virbac S.A. and their subsidiaries constitutes at least ninety percent (90%) of the then-outstanding Shares. The Offer is also subject to other conditions set forth in the Offer to Purchase. See the Introduction and Section 13 of the Offer to Purchase. The Offer is not subject to any financing conditions.

                  6. The Offer is being made pursuant to the Tender Offer and Merger Agreement (the "Merger Agreement") dated August 10, 2006, by and among Virbac Corp., Virbac S.A., Purchaser and Interlab. The Merger Agreement provides for, among other things, the making of the Offer by Purchaser, and further provides that, as soon as practicable following consummation of the Offer, Purchaser will be merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Virbac S.A.

                  7. Tendering stockholders will not be obligated to pay, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares to Purchaser pursuant to the Offer.

                  8. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (the "Virbac Corp. Certificates") or, if such Shares are held in book-entry form, timely confirmation of a Book-Entry Transfer (a "Book-Entry Confirmation") of such Shares into the account of the Depositary, at The Depository Trust Company, (ii) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a Book-Entry Transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Virbac Corp. Certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by Purchaser, regardless of any extension of the Offer or any delay in making such payment.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions.

         YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

         The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                                  INSTRUCTIONS
                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               VIRBAC CORPORATION

                                       BY

                            LABOGROUP HOLDING, INC.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                   VIRBAC S.A.

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 18, 2006, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by Labogroup Holding, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Virbac S.A., a corporation (SOCIETE ANONYME) organized under the laws of France, to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Virbac Corporation, a Delaware corporation, other than those Shares already owned by Purchaser, Virbac S.A. and their subsidiaries, at $5.25 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

         This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be tendered:(*) _______________

                                   SIGN HERE:

X______________________________     X______________________________
                           (SIGNATURE(S) OF HOLDER(S))

Date:_____________________, 2006

       ____________________________________________________________
       ____________________________________________________________
       ____________________________________________________________
            (PLEASE PRINT OR TYPE ADDRESS, INCLUDING ZIP CODE)

________________________________  ______________________________________________
 Area Code and Telephone Number   Taxpayer Identification or Social Security No.


________________________
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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